Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made this [•] day of [•], 2015, by and between SPX Corporation, a Delaware corporation (“SPX”) and SPX FLOW, Inc., a Delaware corporation (“Flowco”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Separation Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, SPX and Flowco are parties to that certain Separation and Distribution Agreement dated as of [•], 2015 (the “Separation Agreement”);

WHEREAS, in furtherance of the transactions contemplated in the Separation Agreement, SPX has agreed to provide to Flowco certain services for the periods and on the terms and conditions set forth herein; and

WHEREAS, in furtherance of the transactions contemplated in the Separation Agreement, Flowco has agreed to provide to SPX certain services for the periods and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree:

1.             SERVICES

1.1          Services.  During the term of this Agreement and subject to the terms and conditions set forth herein,

(a)           SPX shall provide to Flowco, or cause an Affiliate or Affiliates of SPX designated by SPX for this purpose to provide to Flowco (with SPX, each, a “SPX Service Provider”), and Flowco agrees to purchase from the SPX Service Providers, the services set forth in Schedule A attached hereto (each, an “SPX Service”, and collectively, the “SPX Services”); and

(b)           Flowco shall provide to SPX, or cause an Affiliate or Affiliates of Flowco designated by Flowco for this purpose to provide to SPX (with Flowco, each, a “Flowco Service Provider” and together with the SPX Service Providers, the “Service Provider”), and SPX agrees to purchase from the Flowco Service Providers, the services set forth in Schedule B attached hereto (each, a  “Flowco Service”, collectively, the “Flowco Services” and together with the SPX Services, the “Services”).

1.2          Level of Services.  Except as set forth specifically in Schedule A, Schedule B or otherwise specifically agreed to in writing by SPX and Flowco, (a) each party shall provide, or cause its Affiliate to provide, each Service with a degree of care consistent with the care it exercises in the conduct of similar activities for itself, (b) each of the SPX Services that are similar to those provided to, or in connection with the operation of, the Flowco Business prior to the Effective Time shall be, in all material respects, consistent in scope, quality and nature with those provided to, or provided on behalf of, the Flowco Business prior to the date hereof, (c) each of the Flowco Services that are similar to those provided to, or in connection with the operation of, the Infrastructurco Business prior to the Effective Time shall be, in all material respects, consistent in scope, quality and nature with those provided to, or provided on behalf of, the Infrastructurco Business prior to the date hereof and (d) in no event shall any Service be provided at a level of service (including, without limitation, accuracy, quality, completeness, timeliness, priority and responsiveness) lower than the levels at which such Services were provided prior to the date hereof, if applicable.  The Services to be provided hereunder that are not similar to those provided to the Flowco Business or to the Infrastructurco Business prior to the Effective Time shall be performed by personnel selected by the Service Provider providing such Services, which personnel shall have the capacity, skill and expertise necessary to perform such Services.  In providing the Services, neither the Service Provider nor any of its Affiliates shall be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; or (iii) purchase, lease or license any additional facilities, equipment or materials; provided that, at all times, the Service Provider shall maintain the standard of care and performance as set forth in the preceding sentences of this Section 1.2.

1.3          Cooperation.  Each party shall cause its employees to reasonably cooperate with employees of the Service Provider in providing a Service to such party, to the extent required for effective delivery of the Services and to minimize the disruption to, or additional recordkeeping required by, the Service Provider.  In addition, each party shall name a point of contact who shall be responsible for the day-to-day implementation of this Agreement, including attempted resolution of any issues that may arise during the performance of any of such party’s obligations hereunder.

1.4          Third-Party Services.  At its option, each party may cause any Service it is required to provide hereunder to be provided by any third party (a “Third-Party Service”), in which event such Service Provider shall provide prior written notice to the other party of its election to cause such Service to be provided by a third party.  Such Service Provider shall not be responsible for the performance of any Third-Party Services so long as such Service Provider reasonably selects the provider of such Third-Party Services and imposes on such third-party provider the confidentiality obligations specified in this Agreement.  The Service Provider shall assign its rights to enforce any confidentiality claims against such third-party provider to the other party.

1.5          Impracticability.  Notwithstanding any other provision of this Agreement, no Service Provider shall be required to provide any Service to the extent the performance of such Service becomes impracticable as a result of a cause or causes outside the control of such Service Provider or to the extent the provision of such Service would require such Service Provider to violate any applicable laws. Each party, as Service Provider, shall promptly notify the other party in writing upon learning of such a cause or causes and shall use commercially reasonable efforts to resume its performance of any Service so suspended with the least possible delay as soon as practicable.

1.6          Performance and Receipt of Services.

(a)           SPX and Flowco shall each exercise reasonable care in providing and receiving any Service to (i) prevent access to the Services or the computing, telecommunications or other digital operating or processing systems or environments (including computer programs, data, databases, computers, computer libraries, communications equipment, networks and systems) accessed and/or used in connection with the Services (collectively, the “Information Systems”) by unauthorized Persons and (ii) not damage, disrupt or interrupt the Services or Information Systems.

(b)           Neither SPX nor Flowco shall access, nor shall either permit unauthorized Persons to access, the other party’s Information Systems and/or networks without express written authorization of such party, and any such actual or attempted access shall be consistent with any such authorization and the means of access directed by the party granting access to the given Information System.  Each party shall comply with those reasonable policies and procedures relating to access to the other party’s Information Systems as have been provided to it by the other party.

1.7          Representatives; Status Meetings.  SPX hereby designates [•] as the SPX representative (the “SPX Representative”) and Flowco hereby designates [•] as the Flowco representative (the “Flowco Representative”) to coordinate the Services provided under this Agreement.  The SPX Representative and the Flowco Representative shall meet on a monthly basis, or more frequently if reasonably requested by either party, to discuss the Services being provided, the charges and Invoices (as defined below) therefor, any problems with the Services, charges or Invoices, any proposed modifications and any terminations of Services pursuant to Section 6.2(b) below (“Status Meetings”).  Status Meetings shall be held at a time and place mutually agreeable to the Flowco Representative and the SPX Representative and shall be for a reasonable duration; provided that Status Meetings may be held in person or via conference telephone, videophone or similar means.  Each of SPX and Flowco may change its respective representative at any time by written notice to the other party.

1.8          Personnel. Each Service Provider shall remain responsible for compensating the employees and the independent contractors it engages to perform the Services on its behalf.  The parties acknowledge and agree that those employees and independent contractors used by the Service Providers in the performance of the Services will have no employer/employee relationship with the recipient of the Services, and that each Service Provider alone is responsible for providing workers’ compensation insurance for its applicable employees, for paying the salaries and wages of its applicable employees, for providing any employee benefits to its applicable employees, and for ensuring that all required tax withholdings are made.

2.             PAYMENTS

2.1          Services Pricing.  Flowco shall pay SPX or its applicable Affiliate fees for the SPX Services on the basis and in the manner described in Schedule A.  SPX shall pay Flowco or its applicable Affiliate fees for the Flowco Services on the basis and in the manner described in Schedule B.  Each party or its agents shall keep and maintain such books and records as may be reasonably necessary to make any applicable allocations.  During the term of this Agreement and at any time thereafter upon the reasonable request of another party, each party shall make copies of the relevant portion of such books and records available to the other party for inspection upon request and with reasonable notice.

2.2          Invoicing. Except for those charges with alternate invoicing and payment terms specifically set forth in the Schedules hereto, within twenty (20) days following the end of each calendar month during the term hereof, (a) SPX shall provide to Flowco a single invoice in form, format and media reasonably acceptable to Flowco totaling all charges during such month for SPX Services incurred by Flowco hereunder (each, a “SPX Invoice”) and (b) Flowco shall provide to SPX a single invoice in form, format and media reasonably acceptable to SPX totaling all charges during such month for Flowco Services incurred by SPX hereunder (each, a “Flowco Invoice” and with any SPX Invoice, each an “Invoice”).  Any failure by a party to provide an Invoice within such time period or to provide the Invoice in such form, format or media as is reasonably acceptable to the recipient of the Invoice shall not relieve the recipient of the Invoice of its obligation to pay any Invoice received after such date.  Each party agrees to provide such information as reasonably requested by the other party for use in preparation of an Invoice.  Each Invoice shall contain a brief description of each Service giving rise to such charge.

2.3          Payment.  Each party shall pay all amounts due under each Invoice no later than forty-five (45) days following receipt of such Invoice, without right to set-off or counterclaim (the “Payment Date”).  Each party reserves the right to require payment in advance for any out-of-pocket expenses that may be incurred in the course of performing this Agreement, including, without limitation, payroll expenses.  In addition, the recipient shall be responsible for any fees or charges payable to any government, regulatory organization or other body in connection with the Services, and any sales, use, value added, property, duties, or other taxes arising under this Agreement including in connection with payments due under any Invoice (but excluding any taxes on the net income of the Service Provider) and shall remit the amount due under this Agreement without offset for any withholdings, fees or charges in respect of any payments under this Agreement.  Each party shall pay all amounts due with respect to those charges with alternate invoicing and payment terms specifically set forth in the Schedules hereto in accordance with the relevant payment terms set forth in the Schedules.

2.4          Late Payments. Interest on late payments will accrue at the Prime Rate plus 2% (or the maximum legal rate, whichever is lower) calculated for the actual number of days elapsed, accrued from the applicable Payment Date up to the date of the actual receipt of payment.

3.             REPRESENTATIONS AND WARRANTIES

In addition to any representations set forth elsewhere in this Agreement (including the Schedules hereto) each party represents and warrants that:

3.1          Such party (including, as applicable, its Affiliates) has all necessary rights and authority to provide the Services such party will perform as a Service Provider as contemplated herein.  Each party (including, as applicable, its Affiliates) has obtained all necessary third party and governmental consents and authorizations to provide the Services such party will perform as a Service Provider as contemplated herein.

3.2          Such party is not in breach of any arrangement or agreement with any third party in respect of a Service to be provided by such party that may be provided by a third party pursuant to Section 1.4.

4.                                      CONFIDENTIALITY

4.1          Information Exchanges.  Subject to applicable Law and good faith claims of privilege, each party hereto shall provide the other party with all information regarding itself and the transactions under this Agreement that the other party reasonably believes that it requires (a) in order to comply with all applicable laws, ordinances, regulations and codes in connection with the provision of Services pursuant to this Agreement or (b) to perform its obligations under this Agreement.   In addition to the foregoing information, each party shall, and shall cause its Affiliates to, afford the other party, upon reasonable advance notice, reasonable access during normal business hours to the facilities, Information, systems, infrastructure and personnel of such party and its Affiliates as reasonably necessary for the applicable recipient of Services to verify the adequacy of internal controls over information technology, reporting of financial data and related processes employed in connection with the Services being provided by any Service Provider, including in connection with verifying compliance with Section 404 of the Sarbanes-Oxley Act of 2002; provided that (i) such access shall not unreasonably interfere with any of the business or operations of the Service Provider or any of their respective Affiliates and (ii) in the event that the Service Provider determines that providing such access could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, then the parties shall use commercially reasonable efforts to permit such access in a manner that avoids any such harm or consequence.

4.2          Confidential Information.  SPX and Flowco shall, and each shall cause its Affiliates, officers, directors, employees, agents, representatives and advisors to, (a) hold in trust and maintain confidential all Confidential Information relating to the other party and (b) limit the use and disclosure of the Confidential Information solely to the purposes of such party’s obligations, benefits or rights under this Agreement; provided, however, that a party may disclose such Confidential Information that such party reasonably believes it is required to disclose by applicable Law, provided that (unless prohibited by applicable Law) it first notifies the other party hereto of such requirement and allows such party a reasonable opportunity to seek a protective order or other appropriate remedy to prevent or minimize such disclosure.  For the purposes of this Agreement, “Confidential Information” shall mean all information regarding SPX or Flowco, as applicable, of a confidential or proprietary nature, whether oral, visual, in writing or in any other tangible form, and includes, without limitation, economic, scientific, technical, product and business data, business plans, and the like, except to the extent that such information can be shown to have been (i) in the public domain through no action of the applicable receiving party or its Affiliates or any of their respective representatives or advisors, (ii) lawfully acquired from other sources by such receiving party or its Affiliates or any of their respective representatives or advisors to which it was furnished or (iii) independently developed by such receiving party or its Affiliates without use or reference to Confidential Information of the disclosing party’s or its Affiliates; provided, however, in the case of clause (ii) that, to the receiving party’s knowledge, such sources did not provide such information in breach of any confidentiality or fiduciary obligations.  Without prejudice to the rights and remedies of either party to this Agreement, a party disclosing any Confidential Information to the other party in accordance with the provisions of this Agreement shall be entitled to seek equitable relief by way of an injunction if the other party hereto breaches or threatens to breach any provision of this Section 4.2.  Upon the earlier of a request by a disclosing party or the termination of this Agreement in accordance with Section 6, each party shall promptly return or destroy all Confidential Information of the other party and copies thereof.  Upon request by the disclosing party, an authorized representative of the other party shall confirm in writing compliance with its obligation set forth in the immediately preceding sentence.

5.             REMEDIES; INDEMNIFICATION; LIMITATION OF LIABILITY

5.1          Remedies; No Warranties.  SPX and Flowco expressly agree that neither party, nor any of their respective Affiliates (nor any of the officers, directors, stockholders, employees or agents thereof) shall be liable to the other party or any of the Affiliates thereof for any claims, damages, liabilities, losses, costs or expenses (collectively, “Damages”) whatsoever relating to the Services provided by such party pursuant to this Agreement (whether as a result of any action or any failure to act), except for those Damages arising directly from such providing party’s willful misconduct or gross negligence, and, in the case of such willful misconduct or gross negligence, the remedy of the aggrieved party shall be any one or more of the following, at the aggrieved party’s election: to (a) have such Service re-performed as soon as practical without additional charge, and/or (b) terminate this Agreement as to the applicable Service as provided in Section 6.2(b), and in each case, subject to the provisions of Section 5.3.  The parties expressly agree that (i) no warranty of any kind (including any warranties of utility or fitness for any particular purpose or of merchantability or of any other type) shall be implied under this Agreement and that no warranties of any kind are made herein, (ii) except for Services specifically designated as advisory services in the Schedules hereto, it is not the intent of either party to render (in its capacity as Service Provider) nor to receive (in its capacity as recipient of Services) any professional advice or opinions, whether with regard to tax, legal, treasury, finance, employment or other business and financial matters, or technical advice, whether with regard to information technology or other matters, and neither party shall rely on, or construe, any Service rendered by or on behalf of the applicable Service Provider as such professional advice or opinions or technical advice; and (iii) each party shall seek all third-party professional advice and opinions or technical advice as it may desire or need.

5.2          Indemnification.

(a)           Flowco shall indemnify SPX and its Affiliates and the officers, directors, employees and agents of each (collectively, the “SPX Parties”), and hold each SPX Party harmless against any Damages incurred or suffered by any SPX Party in any way arising out of, relating to, or in connection with any third-party claims based on the performance of SPX Services hereunder (whether by a SPX Service Provider or by a third party as a Third-Party Service), except in the case of third party claims arising directly from SPX’s fraud, willful misconduct or gross negligence.  This Section 5.2(a) shall survive any termination of this Agreement.

(b)           SPX shall indemnify Flowco and its Affiliates and the officers, directors, employees and agents of each (collectively, the “Flowco Parties”), and hold each Flowco Party harmless against any Damages incurred or suffered by any Flowco Party in any way arising out of, relating to, or in connection with any third-party claims based on the performance of Flowco Services hereunder (whether by a Flowco Service Provider or by a third party as a Third-Party

Service), except in the case of third-party claims arising directly from Flowco’s willful misconduct or gross negligence.  This Section 5.2(b) shall survive any termination of this Agreement.

(c)           The procedures contained in the indemnification and related litigation cooperation provisions of the Separation Agreement shall apply with respect to each Party’s indemnification obligations under this Section 5.2.  The right to indemnification and the remedies set forth in this Section 5 shall constitute the parties’ sole and exclusive remedies with respect to any and all claims arising under or relating to this Agreement or the Services provided hereunder.

5.3          Limitation of Liability.  Notwithstanding any other provision in this Agreement to the contrary, (a) other than as may be included in actual payments of Damages to third parties arising from claims subject to indemnification under Section 5.2, no party shall have any liability to the other party relating to this Agreement for damage to reputation, lost business opportunities, lost profits, mental or emotional distress, incidental, special, exemplary, punitive or indirect damages, interference with business operations or diminution in value and (b) other than claims for breaches of Section 4 and actual payments of Damages to third parties arising from claims subject to indemnification under Section 5.2, in no event shall the aggregate liability of a party to the aggrieved party for (i) Damages and (ii) costs of re-performance of a Service, relating to this Agreement (under any theory, whether in contract, tort, statutory or otherwise) exceed the aggregate amounts actually paid by the aggrieved party for Services received under this Agreement (exclusive of any amounts such aggrieved party has paid as reimbursement for pass-through expenses).

6.             TERM AND TERMINATION

6.1          Term.  Unless earlier terminated in accordance with Section 6.2 below, this Agreement shall be in effect from the Effective Time until the twelve (12) month anniversary of such date.  Except as specifically set forth on Schedule A or Schedule B, upon termination of any Service pursuant to Section 6.2 below, or upon any termination of this Agreement in accordance with its terms, the applicable Service Provider shall have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and the recipient of such terminated Service shall have no obligation to pay any fees relating to such terminated Service or Services (or to make any other payments hereunder, in the case of termination of this Agreement); provided that, notwithstanding such termination, the recipient shall remain liable to the Service Provider for fees owed and payable in respect of Services provided prior to the effective date of the termination.

6.2                               Termination.

(a)           If a party (the “Defaulting Party”) has materially breached its obligations under this Agreement and has not cured such default within thirty (30) days following the date on which the other party (the “Notifying Party”) has given written notice to the Defaulting Party specifying the facts constituting the default, the Notifying Party may, in its sole discretion, (i) suspend or terminate (or any combination thereof) providing or receiving any or all of the Services, in whole or in part, or (ii) terminate this Agreement.  Notwithstanding the foregoing sentence, neither this Agreement nor any Service shall be terminated due to a default by the

Defaulting Party if such default is directly attributable to a breach of this Agreement by the Notifying Party.

(b)           Except as otherwise set forth in Schedule A or as provided in this Section, Flowco shall be permitted to terminate this Agreement with respect to any particular or all SPX Services to be provided by a SPX Service Provider upon thirty (30) days prior written notice to SPX (with a copy to SPX Representative) notifying SPX of the specific SPX Services that are no longer required.  Except as otherwise set forth in Schedule B or as provided in this Section, SPX shall be permitted to terminate this Agreement with respect to any particular or all Flowco Services to be provided by a Flowco Service Provider upon thirty (30) days prior written notice to Flowco notifying Flowco (with a copy to Flowco Representative) of the specific Flowco Services that are no longer required.  Notwithstanding the foregoing, for any Service that is provided in whole or in part by a third party and the Service Provider’s agreement or arrangement with such third party relating to such Service cannot be terminated upon fifteen (15) days’ prior written notice, this Agreement with respect to such Service shall not be deemed to have been terminated with respect to such Service until the earliest date by which such Service Provider’s agreement or arrangement with such third party may be terminated without payment or penalty.  SPX or Flowco, as applicable, will incrementally decrease the subsequent Invoices by the applicable amount or amounts of the relevant fees for any Services terminated by the other party hereunder.

(c)           SPX may suspend or terminate any or all the SPX Services hereunder effective upon not less than ten (10) days’ prior written notice from SPX to Flowco if Flowco has failed to pay any SPX Invoice or other amounts owing to SPX for SPX Services when due (as provided in Section 2.2) more than ten (10) days after SPX has given Flowco written notice of such past due amount.  Flowco may suspend or terminate any or all the Flowco Services hereunder effective upon not less than ten (10) days’ prior written notice from Flowco to SPX if SPX has failed to pay any Flowco Invoice or other amounts owing to Flowco for Flowco Services when due (as provided in Section 2.2) more than ten (10) days after Flowco has given SPX written notice of such past due amount.

(d)           Upon termination of this Agreement for any reason, all rights and obligations of the parties under this Agreement shall cease and be of no further force or effect, except that the provisions of Sections 2.3, 4, 5 and 7 of this Agreement shall survive any such termination or expiration.

(e)           Upon the end of the term or the earlier termination of this Agreement, each Service Provider shall, as promptly as practicable thereafter, deliver to the other party all books and records, or copies thereof, that pertain solely to such other party’s businesses that are used or generated in the course of the provision of Services hereunder.

7.             GENERAL

7.1          Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.  Neither party may assign this Agreement or any of such party’s rights hereunder without the prior written consent of the other party; provided, however, that each party may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to one or more of its direct or indirect wholly owned Subsidiaries so long as such assignment does not have any adverse consequences to the other party or its Affiliates.  No assignment shall relieve the assigning party from any of its obligations under this Agreement and in the event of an assignment, the assigning party shall nonetheless continue to be primarily liable for all of its obligations hereunder.  Each assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof.

7.2          Force Majeure.  No party shall bear any responsibility or liability for any damages arising out of any delay, inability to perform or interruption of its performance of its obligations under this Agreement due to any acts or omissions of the other party hereto or for events beyond its reasonable control including, without limitation, acts of God, acts of governmental authorities, acts of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software programs, or any other cause beyond the reasonable control of such party. Each party shall, as promptly as practicable, notify the other upon learning of the occurrence of such event of force majeure affecting its ability to perform its obligations hereunder.  Upon the cessation of a force majeure event, the party whose performance was suspended shall use commercially reasonable best efforts to resume its performance.

7.3          Relationship of the Parties.  The parties shall for all purposes be considered independent contractors with respect to each other, and neither shall be considered an employee, employer, agent, principal, partner or joint venturer of the other.

7.4          Intellectual Property.  Nothing in this Agreement shall be interpreted to, or shall, assign, transfer or license any intellectual property rights between the parties hereto, and each party shall retain all right, title and interest in and to their respective intellectual property rights and any and all improvements, modifications and derivative works thereof or thereto.

7.5          Compliance with Laws.  Each party acknowledges and agrees that the Services shall be provided only with respect to the Flowco Business or to the Infrastructurco Business, as applicable, as such business was operated immediately prior to the Closing Date or as mutually agreed by the parties hereto.  Each party covenants and agrees that it shall use the Services only in accordance with all applicable laws, and in accordance with past practices.  Each party, as a Service Provider, reserves the right to take all actions, including suspension or termination of any particular Service, that such Service Provider reasonably believes to be necessary to assure compliance with applicable laws and such actions will not constitute a breach of this Agreement.  Such Service Provider shall notify the other party promptly of any decision to suspend or terminate any Services and the reasons for any such suspension or termination of such Services.

7.6          Entire Agreement; Amendment.  This Agreement, including the Schedules hereto, constitutes the entire agreement between SPX and Flowco with respect to the subject matter hereof.  This Agreement shall not be amended, altered or changed except by a written agreement signed by the parties hereto.

7.7          No Waiver.  No delay or omission on the part of either party to this Agreement in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion.

7.8          Notices.  Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a Business Day, in which case it shall be deemed to have been duly given or made on the next Business Day) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to SPX:

SPX Corporation

13320-A Ballantyne Corporate Place

Charlotte, NC  28277

Attention:  General Counsel

Telecopy number: [•]

If to SPX Representative:

SPX Corporation

13320-A Ballantyne Corporate Place

Charlotte, NC  28277

Attention:  [•]

Telecopy number: [•]

Email: [•]

Copy to: [•]

If to Flowco:

SPX FLOW, Inc.

13320 Ballantyne Corporate Place

Charlotte, NC  28277

Attention:  General Counsel

Telecopy number: 704.752.7448

If to Flowco Representative:

SPX FLOW, Inc.

13320 Ballantyne Corporate Place

Charlotte, NC  28277

Attention:  [•]

Telecopy number: [•]

Email: [•]

Copy to: [•]

or at such other address for a party as shall be specified by like notice.

7.9          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the greatest extent possible.

7.10        Counterparts; Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.  This Agreement may be executed by facsimile signature.

7.11        Governing Law, Etc.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of (a) the Court of Chancery of the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, any state or federal court within the State of Delaware) and (b) so long as both parties are headquartered in North Carolina, any state or federal court within the State of North Carolina, for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement (and agrees not to commence any such suit, action or other proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth in Section 7.8 shall be effective service of process for any action, suit or proceeding in the Delaware or North Carolina courts with respect to any matters to which it has submitted to jurisdiction in this Section 7.11.

7.12        Conflict.  This Agreement is being executed and delivered pursuant to the terms and conditions of the Separation Agreement.  In the event of any inconsistency between the terms of this Agreement and the Separation Agreement, the terms of the Separation Agreement shall control.

7.13        Definitions; Interpretation.  When a reference is made in this Agreement to Sections or Schedules, such reference is to a Section of, or a Schedule to, this Agreement, unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “herein,” “hereof,” “hereto” or “hereunder” are used in this Agreement, they shall be deemed to refer to this Agreement as a whole and not to any specific Section of this Agreement.

7.14        Effect if Distribution does not Occur. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of or following the Effective Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by the parties and neither party shall have any liability or further obligation to the other party under this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, Flowco and SPX have duly executed this Agreement as of the day, month and year first above written.

SPX CORPORATION

By:
Name:
Title:

SPX FLOW, INC.

By:
Name:
Title:

Signature Page to Transition Services Agreement

SCHEDULE A

SPX Services

Attached.

SCHEDULE B

Flowco Services

Attached.